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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



                    Date of Report (Date of earliest event reported)
                                February 20, 1997



                                  NHP INCORPORATED
                (Exact name of registrant as specified in its charter)



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
DELAWARE                            000-26572            52-1445137
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(State or Other Jurisdiction of     (Commission File     (I.R.S. Employer
Incorporation or Organization)       Number)             Identification No.

8065 LEESBURG PIKE, VIENNA, VIRGINIA                      22182-2738
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(Address of principal executive offices)                  (Zip Code)
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   Registrant's telephone number, including area code (703) 394-2400
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Item 5.  Other Events

         On February 20, 1997, NHP Incorporated ("NHP") announced that Apartment Investment and Management Company ("AIMCO"), a real estate investment trust whose shares are traded on the New York Stock Exchange (AIV-NYSE), had entered into a letter agreement to acquire all the shares of NHP common stock owned by Demeter Holdings Corporation ("Demeter"), an affiliate of Harvard Private Capital Group, Inc., and Capricorn Investors, L.P. ("Capricorn") for a price of $20 per share in AIMCO stock, plus retention by Demeter and Capricorn of Washington Mortgage Financial Group, NHP's wholly-owned Financial Services Division, through a spin-off on a pro-rata basis with all current NHP stockholders. Demeter and Capricorn own in the aggregate approximately 54.9% of NHP's outstanding shares. The letter agreement between AIMCO, Demeter and Capricorn, attached hereto as Exhibit 99.1, is incorporated in its entirety by reference in response to this Item 5.

         NHP also announced that it had received a merger proposal from AIMCO, pursuant to which AIMCO would acquire the balance of the outstanding shares of NHP on the same terms agreed to by Harvard and Capricorn. It is not yet known whether any shares received would be tax-free to NHP's shareholders. Closing of AIMCO's purchase of the Demeter and Capricorn shares is not conditioned on the acceptance by NHP of AIMCO's merger proposal. AIMCO also has agreed to acquire certain multifamily real estate interests of NHP Partners, Inc. ("NHP Partners"), an entity also controlled by Demeter and Capricorn. Closing of this proposed acquisition may be subject to NHP's right of first refusal pursuant to intercompany agreements between NHP and NHP Partners, but is independent of AIMCO's purchase of the Demeter and Capricorn shares and the success of AIMCO's merger proposal. The proposed merger letter and the registrant's press release, attached hereto as Exhibits 99.2 and 99.3, respectively, are incorporated in their entirety by reference in response to this Item 5.

         On February 21, 1997, NHP announced it had received a letter from Insignia Financial Group, Inc. ("Insignia"), stating that Insignia wishes to make an offer to buy 100% of the outstanding common stock of NHP in a tax-free transaction at a price higher than the offer by AIMCO. The registrant's press release, attached hereto as Exhibit 99.4, is incorporated in its entirety by reference in response to this Item 5.

         On February 27, 1997, NHP announced it had received a second letter from Insignia stating that Insignia is prepared to offer $24 per share of NHP common stock -- 50% cash and 50% in Insignia Class A Common Stock -- for all outstanding stock of NHP, including the stock held by Demeter and Capricorn. The offer that Insignia wishes to make does not contemplate a spin-off of NHP's Washington Mortgage Financial Group subsidiary. The registrant's press release, attached hereto as Exhibit 99.5, is incorporated in its entirety by reference in response to this Item 5.

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Item 7.  Financial Statements and Exhibits

         (c)  EXHIBITS
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
              99.1 - Letter Agreement between Apartment Investment and
                     Management Company, Demeter Holdings Corporation and Capricorn Investors, L.P., dated February 13, 1997.

              99.2 - Proposed merger letter from Apartment Investment and
                     Management Company to Mr. J. Roderick Heller, III, dated February 19, 1997.

              99.3 - Press Release - February 20, 1997.

              99.4 - Press Release - February 21, 1997.

              99.5 - Press Release - February 27, 1997.

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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NHP INCORPORATED
                                             (Registrant)

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
                                        By:  /S/ JOEL F. BONDER
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                                             Joel F. Bonder
                                             Senior Vice President, General
                                             Counsel
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Dated February 27, 1996

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                                  INDEX TO EXHIBITS

                                      FORM 8-K

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
ITEM                                                                      PAGE
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
99.1 Letter Agreement between Apartment Investment and Management Company, Demeter Holdings Corporation and Capricorn
          Investors, L.P., dated February 13, 1997                          6

99.2      Proposed merger letter from Apartment Investment and
          Management Company to Mr. J. Roderick Heller, III,
          dated February 19, 1997                                           25

99.3      Press Release - February 20, 1997                                 27

99.4      Press Release - February 21, 1997                                 28

99.5      Press Release - February 27, 1997                                 29
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